SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

Date of report (Date of earliest event reported) September 28, 1998


                              GRYPHON HOLDINGS INC.
------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                  0-5537                      13-3287060
------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)              Identification No.)

30 Wall Street, New York, New York                                 10005
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code    (212) 825-1200
                                                     -------------------------

------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 2. Acquisition or Deposition of Assets.

     On July 13, 1998, Gryphon Holdings Inc. ("Gryphon") completed the acquisition from Dearborn Risk Management, Inc. ("Dearborn") of all of the issued and outstanding shares (the "Shares") of capital stock of The First Reinsurance Company of Hartford, Oakley Underwriting Agency, Inc., and F/I Insurance Agency, Incorporated (collectively, the "Acquired Businesses" operating as "First Re").

     The total estimated consideration for the acquisition consists of (i) $31,900,000 in cash, (ii) 15,440 shares of Series A 4.0% Cumulative Convertible Preferred Stock of Gryphon and (iii) an earnout payment comprised of cash or Gryphon preferred stock to be based on the earnings of the Program Business for the 1998, 1999 and 2000 calendar years.

     Gryphon Holdings Inc. operates through its main subsidiary, Gryphon Insurance Group., as a specialty property and casualty underwriting organization. The Company's wholly owned insurance company subsidiaries are Associated International Insurance Company ("Associated") and Calvert Insurance Company ("Calvert"), which operate in the property and casualty insurance industry. Associated writes the majority of its property and casualty insurance policies in the State of California. Calvert writes property and casualty insurance policies throughout the United States and Canada.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement filed with the 8-K dated February 9, 1998 as Exhibit 10.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of the Acquired Businesses.

     The following financial statements of the Acquired Businesses are filed as part of the report:

          Consolidated Balance Sheet at June 30, 1998 (Unaudited)

          Consolidated Statements of Income for the Six Months Ended June 30, 1998 and 1997 (Unaudited)

          Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1998 and 1997 (Unaudited)

          Notes to Consolidated Financial Statements (Unaudited)

          Independent Auditor's Report

          Combined Balance Sheets at December 31, 1997 and 1996

          Combined Statements of Operations for the Year ended December 31, 1997 the Period September 6, 1996 to December 31, 1996 and the Period January 1, 1996 to September 5, 1996.

          Combined Statements of Shareholders' Equity for the Year ended December 31, 1997 the Period September 6, 1996 to December 31, 1996 and the Period January 1, 1996 to September 5, 1996.

          Combined Statements of Cash Flows for the Year ended December 31, 1997 the Period September 6, 1996 to December 31, 1996 and the Period January 1, 1996 to September 5, 1996.

          Notes to Combined Financial Statements

     (b)  Pro forma financial information.

     The following pro forma condensed consolidated financial statements of Gryphon are filed as part of this report:

          Introduction

          Pro Forma Consolidated Balance Sheet at June 30, 1998 (Unaudited)

          Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1997 (Unaudited)

          Pro Forma Consolidated Statement of Income for the Six Months Ended June 30, 1998 (Unaudited)

          Notes to Pro Forma Consolidated Financial Statements (Unaudited)

     (c)  Exhibits.

          99.1 Press Release, dated July 14, 1998, issued by Gryphon Holdings
          Inc.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GRYPHON HOLDINGS INC.

Dated: September 28, 1998                     By:   /s/ Robert P. Cuthbert
                                                    -----------------------
                                                    Robert P. Cuthbert
                                                    Senior Vice President &
                                                    Chief Financial Officer

                   The First Reinsurance Company of Hartford
                           Consolidated Balance Sheet
                                  (Unaudited)
                              As of June 30, 1998
                                 (in thousands)

Assets
        Investments:
        Fixed maturities, available for sale, at fair value ........   $ 70,578
          Short-term investments, at cost, which approximates market      2,439
                                                                       --------
        Total investments ..........................................     73,017
        Cash and cash equivalents ..................................      3,335
        Accrued investment income ..................................      1,002
        Premiums receivable ........................................      8,841
        Reinsurance recoverable on paid losses .....................        367
        Reinsurance recoverable on unpaid losses ...................     10,435
        Prepaid reinsurance premiums ...............................     11,086
        Deferred policy acquisition costs ..........................      1,636
        Deferred income taxes ......................................      3,113
        Income taxes receivable ....................................          6
        Other assets ...............................................      7,221
                                                                       --------
        Total assets ...............................................   $120,059
                                                                       ========
Liabilities and Stockholders' Equity
        Policy liabilities:
          Unpaid losses and loss adjustment expenses ...............   $ 49,992
          Unearned premiums ........................................     18,878
                                                                       --------
        Total policy liabilities ...................................     68,870
        Reinsurance balances payable ...............................      6,444
        Income taxes payable
        Long-term debt
        Other liabilities ..........................................      3,455
                                                                       --------
        Total liabilities ..........................................     78,769
        Commitments and contingencies

        Stockholders' equity:
        Common stock $.01 par value; 3,511,000 shares
           authorized; 3,511,000 shares issued .....................      3,511
        Additional paid-in capital .................................     37,657
        Accumulated other comprehensive income, net of tax .........        122
        Retained earnings ..........................................       --
                                                                       --------
        Total stockholders' equity .................................     41,290
                                                                       --------
        Total liabilities and stockholders' equity .................   $120,059
                                                                       ========
See the notes to the Consolidated Financial Statements.


                   The First Reinsurance Company of Hartford
                       Consolidated Statements of Income
                                   (unaudited)
                                 (in thousands)

                                                           For the six months
                                                              Ended June 30,
                                                             1998        1997
Revenues
Net premiums earned ..................................   $ 10,381    $  7,525
Net investment income ................................      2,392       2,043
Realized gains on investments ........................        971         259
Other income .........................................       --             2
                                                         --------    --------
Total revenues .......................................     13,744       9,829
                                                         --------    --------
Expenses
Losses and loss adjustment expenses ..................      6,629       4,308
Underwriting, acquisition, and insurance expenses ....      6,293       3,663
Interest expense
                                                         --------    --------
   Total expenses ....................................     12,922       7,971
                                                         --------    --------

Income (loss) before income taxes ....................        822       1,858
Provision for income taxes (benefit):
     Current .........................................      1,072         473
     Deferred ........................................       (474)       (150)
                                                         --------    --------
Total income taxes ...................................        598         323
                                                         --------    --------

Net income (loss) ....................................        224       1,535

Other comprehensive income, net of tax:
   Unrealized investment gains (losses), net of
      reclassification adjustments ...................       (390)        191
Foreign currency translation adjustments .............       --          --
                                                         --------    --------
Comprehensive income (loss) ..........................   $   (166)   $  1,726
                                                         ========    ========

See the notes to the Consolidated Financial Statements


                   The First Reinsurance Company of Hartford
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                                 (in thousands)

                                                             For the six months
                                                               Ended June 30,
                                                               1998       1997
Operating activities
Net income ................................................ $    224   $  1,535
Adjustments to reconcile net income to net cash provided
  by operating activities:
   Increase in net policy liabilities .....................    3,239      2,497
   Increase in premiums receivable ........................   (2,924)       116
   Decrease (increase) in deferred policy acquisition costs     (322)       (74)
   Deferred income tax provision ..........................     (474)      (150)
   Change in other assets and liabilities .................    2,985     (1,395)
   Amortization and depreciation ..........................      364        193
   Amortization of bond discount, net .....................     (101)        72
   Realized gains on investments ..........................     (971)      (259)
   Increase (decrease) in reinsurance balances payable ....     --          626
   Decrease (increase) in accrued investment income .......      (40)       (69)
                                                            --------   --------
Net cash provided by (used in) operating activities .......    1,980      3,092
                                                            --------   --------
Investing activities
Sales of fixed maturities .................................   40,999     29,615
Purchases of fixed maturities .............................  (43,074)   (38,046)
Purchases of equity securities ............................     --        6,490
Captial expenditures ......................................     --
                                                            --------   --------
Net cash (used in) provided by investing activities .......   (2,075)    (1,941)
                                                            --------   --------
Financing activities
Dividends .................................................     (500)
                                                            --------   --------
Net cash used in financing activities .....................     (500)      --
                                                            --------   --------

Effect of exchange rate changes on cash ...................     --         --
                                                            --------   --------

Increase (decrease) in cash and cash equivalents ..........     (595)     1,151
Cash and cash equivalents at beginning of period ..........    3,930      3,772
                                                            --------   --------
Cash and cash equivalents at end of period ................ $  3,335   $  4,923
                                                            ========   ========

See the notes to the Consolidated Financial Statements


The First Reinsurance Company of Hartford and Affiliated Companies Notes to Consolidated Financial Statements (unaudited)

1. Basis of Presentation

     The accompanying Consolidated financial statements include the accounts of Oakley Underwriting Agency, Inc. ("Oakley") and F/I Agency, Inc. ("F/I") and The First Reinsurance Company of Hartford collectively ("the "Company"). The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles, which as to the insurance company differs from the statutory accounting practices prescribed or permitted by regulatory authorities, and include the accounts of the Company and its affiliates. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Comprehensive Income

     As of January 1, 1998, the Company adopted SFAS No.130, "Reporting Comprehensive Income". This statement establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income, net unrealized capital gains or losses on available-for-sale securities and foreign currency translation adjustments, net of taxes. This new standard changes only the presentation of certain information in the financial statements and does not affect the Company's financial position or results of operations.

     The summary of the Accumulated other comprehensive income, net of tax, as reported in the Consolidated Balance Sheet is as follows:

                               For the six months
                                 ended June 30,
                                      1998
                             (Dollars in thousands)

            Unrealized investment gains, net of tax                  $122
            Foreign currency translation adjustments, net of tax    -----
            Accumulated other comprehensive income, net of tax       $122
                                                                    =====

     The summary of the Accumulated other comprehensive income, net of tax as reported in the Consolidated Statements of Income are as follows:

                                                      For the Six Months
                                                         Ended June 30,
                                                           1998 1997
                                                    (Dollars in thousands)

Unrealized investment gains (losses) arising
  during the period (net taxes of $(128) and $(186)
  for 1998 and 1997 respectively)                     $   250    $   362

  Less: reclassification adjustments for realized
    gains included in net income (net of taxes of
    $330 and $88 for 1998 and 1997 respectively)          640        171
                                                      -------    -------
Net unrealized investment gains (losses) on
    securities                                        $  (390)   $   191
                                                      =======    =======


3. Subsequent Event

     In July 1998, the Company and its affiliates were acquired by Gryphon Holdings Inc. for a combination of cash and preferred stock valued at $44.4 million, plus certain other performance-driven contingent consideration.

     The purchase consideration of $44.4 million consisted of $31.9 million of cash and $12.5 million fair value of a new issue of Gryphon perpetual convertible preferred stock. The preferred stock, which has a face amount of $15.4 million, is convertible into 688,077 shares of the Company's common stock, reflecting a conversion price of $22.44 per share. No cash dividends will be paid or owed during the first four and one-half years; a cash dividend at a rate of 4.0% of the face amount will be paid thereafter. The preferred shares, which are non-callable for three years, have no sinking fund or mandatory redemption features. In connection with the transaction, Gryphon entered into a $55.0 million credit facility with a group of financial institutions, the proceeds of which were used to pay the cash portion of the purchase price and to repay existing bank borrowings.

     In the third quarter of 1998, the acquisition will be accounted for by the purchase method of accounting under Opinion No. 16, Business Combinations, of the Accounting Principles Board of the American Institute of Certified Public Accountants. Under this accounting method, any excess of purchase price over the fair market value of identifiable assets acquired less liabilities assumed will be recorded as goodwill and will be amortized over a 40 year period.

4. Unaudited Consolidated Financial Statements

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the results of operations and financial position of the Company for the period ended June 30, 1998 and 1997. The results of operations for the period presented are not necessarily indicative of the results to be expected for the entire year.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
The First Reinsurance Company of Hartford and Affiliates
Avon, Connecticut

We have audited the accompanying combined balance sheets of The First Reinsurance Company of Hartford and Affiliates as of December 31, 1997 and 1996, and the related combined statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, the period September 6, 1996 to December 31, 1996 and the period January 1, 1996 to September 5, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company and its affiliates as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997, the period September 6, 1996 to December 31, 1996 and the period January 1, 1996 to September 5, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1, the financial statements reflect the effects of the allocation of Castle Harlan Partners II, L.P.'s purchase price for Financial Institutions Insurance Group, Ltd. as of September 6, 1996. Also, on July 13, 1998, The First Reinsurance Company of Hartford and Affiliates were sold.

/s/ Deloitte & Touche LLP
Hartford, Connecticut

May 8, 1998 except for Note 1, Recent Developments, which is dated July 13, 1998

            The First Reinsurance Company of Hartford and Affiliates

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                                 (In Thousands)

                                                                                         1997       1996
Assets
Investments:
  Fixed maturities, available for sale, at fair value
      (amortized cost:  1997 - $ 69,623 ; 1996 - $ 53,064 ) ........................   $ 70,399   $ 53,140
  Equity securities, available for sale, at fair value
      (Cost: 1996 - $ 5,201 ) ......................................................       --        5,550
  Short-term investments, at market ................................................       --       11,403
                                                                                       --------   --------
Total investments ..................................................................     70,399     70,093
Cash and cash equivalents ..........................................................      3,930      3,772
Accrued investment income ..........................................................        962        794
Premiums receivable ................................................................      1,815      2,710
Reinsurance recoverable on paid losses, net of allowance of $250 and $243 ..........        737        295
Reinsurance recoverable on unpaid losses ...........................................      6,366      4,330
Prepaid reinsurance premiums .......................................................      2,056      1,349
Deferred policy acquisition costs ..................................................      1,693      1,489
Deferred income taxes ..............................................................      2,438      2,181
Goodwill, less accumulated amortization of $322 and $80 ............................      5,717      5,959
Receivable for securities sold .....................................................      2,384       --
Other assets .......................................................................        691        773
                                                                                       --------   --------
Total assets .......................................................................   $ 99,188   $ 93,745
                                                                                       ========   ========

Liabilities and Stockholders' Equity
Policy liabilities:
  Unpaid losses and loss adjustment expenses .......................................   $ 43,363   $ 37,339
  Unearned premiums ................................................................      9,539      7,811
                                                                                       --------   --------
Total policy liabilities ...........................................................     52,902     45,150
Reinsurance balances payable .......................................................      2,342      2,842
Income taxes payable ...............................................................        460        355
Drafts outstanding .................................................................        233        613
Funds held under reinsurance treaties ..............................................        351        479
Other accounts payable .............................................................        945      1,726
                                                                                       --------   --------
Total liabilities ..................................................................     57,233     51,165

Commitments and contingencies ( Note 6 )

Stockholders' Equity:
  Common Stock $1,000 par value; 3,511 authorized and outstanding ..................   $  3,511   $  3,511
  Additional paid-in capital .......................................................     37,932     38,980
  Retained earnings (deficit) ......................................................       --         (192)
  Unrealized gain on investments, net of income tax of $264 in 1997 and $144 in 1996        512        281
                                                                                       --------   --------
Total Stockholders' Equity .........................................................     41,955     42,580
                                                                                       --------   --------
Total Liabilities and Stockholders' Equity .........................................   $ 99,188   $ 93,745
                                                                                       ========   ========

See notes to combined financial statements.

            The First Reinsurance Company of Hartford and Affiliates

                       COMBINED STATEMENTS OF OPERATIONS
          YEAR ENDED DECEMBER 31, 1997 THE PERIOD SEPTEMBER 6, 1996 TO
     DECEMBER 31, 1996 AND THE PERIOD JANUARY 1, 1996 TO SEPTEMBER 5, 1996
                                 (in Thousands)

                                                   January 1   September 6  |  January 1
                                                       to          to       |     to
                                                  December 31, December 31, | September 5,
                                                      1997        1996      |    1996
Revenues                                                                    |
Net premiums written ............................    16,547       3,995     |   11,232
(Increase) Decrease in unearned premium .........    (1,020)        870     |     (315)
                                                     ------      ------     |   ------
Net premiums earned .............................    15,527       4,865     |   10,917
Net investment income ...........................     3,916       1,384     |    2,784
Realized gains on investments - net .............     1,671          49     |    2,264
Other income ....................................      --          --       |      299
                                                     ------      ------     |   ------
Total revenues ..................................    21,114       6,298     |   16,264
                                                     ------      ------     |   ------
Claims and Expenses                                                         |
Losses and loss adjustment expenses .............     8,468       3,912     |    4,666
Underwriting, acquisition, and insurance expenses     6,761       2,778     |    5,102
Merger related compensation expense .............      --          --       |    1,636
Merger related expenses .........................      --          --       |      802
Write-off of affiliate's stock ..................     1,672        --       |     --
                                                     ------      ------     |   ------
  Total expenses ................................    16,901       6,690     |   12,206
                                                     ------      ------     |   ------
Income (loss) before income taxes ...............     4,213        (392)    |    4,058
                                                                            |
Provision (Benefit) for income taxes (Note 5) ...     1,819        (200)    |    1,293
                                                     ------      ------     |   ------
Net income (loss) ...............................     2,394        (192)    |    2,765
                                                     ======      ======     |   ======
See notes to combined financial statements.

            The First Reinsurance Company of Hartford and Affiliates

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
          YEAR ENDED DECEMBER 31, 1997, THE PERIOD SEPTEMBER 6,1996 TO
     DECEMBER 31, 1996 AND THE PERIOD JANUARY 1, 1996 TO SEPTEMBER 5, 1996
                                 (In Thousands)
                                                                                             Unrealized
                                                                      Additional  Retained   Gain (Loss)
                                               Common      Treasury    Paid-In    Earnings        on
                                               Stock        Stock      Capital    (Deficit)  Investments     Total

Balance at January 1, 1996 ................   $  3,901    $ (6,472)   $ 43,202    $  3,789    $  1,543    $ 45,963
  Change in unrealized appreciation
     of investments, net of tax ...........       --          --          --          --        (1,388)     (1,388)
  Net income ..............................       --          --          --         2,765        --         2,765
 Common stock issued ......................       --           146         (77)       --          --            69
 Dividends paid ...........................       --          --          --          (481)       --          (481)
                                              --------    --------    --------    --------    --------    --------
Balance at September 5, 1996 ..............      3,901      (6,326)     43,125       6,073         155      46,928
 Effect of acquisition ....................       (390)      6,326      (4,145)     (6,073)       (155)     (4,437)
  Change in unrealized appreciation
     of investments, net of tax ...........       --          --          --          --           281         281
  Net loss ................................       --          --          --          (192)       --          (192)
                                              --------    --------    --------    --------    --------    --------
Balance at December 31, 1996 ..............      3,511        --        38,980        (192)        281      42,580
  Change in unrealized appreciation
     of investments, net of tax ...........       --          --          --          --           231         231
  Net income ..............................       --          --          --         2,394        --         2,394
 Dividends paid ...........................       --          --        (1,048)     (2,202)       --        (3,250)
                                              --------    --------    --------    --------    --------    --------
Balance at December 31, 1997 ..............   $  3,511    $      -    $ 37,932    $      -    $    512    $ 41,955
                                              ========    ========    ========    ========    ========    ========

See notes to combined financial statements

            The First Reinsurance Company of Hartford and Affiliates

                       COMBINED STATEMENTS OF CASH FLOWS
          YEAR ENDED DECEMBER 31, 1997, THE PERIOD SEPTEMBER 6,1996 TO
     DECEMBER 31, 1996 AND THE PERIOD JANUARY 1, 1996 TO SEPTEMBER 5, 1996
                                 (In Thousands)
                                                                        January 1,   September 6, |  January 1,
                                                                            to           to       |     to
                                                                       December 31,  December 31, | September 5,
                                                                           1997         1996      |    1996
CASH FLOWS FROM OPERATING ACTIVITIES:                                                             |
  Net income (loss) .................................................     $2,394       $(192)     |   $2,765
  Adjustments to reconcile net income (loss)                                                      |
                      to net cash provided by operating activities:                               |
    Realized gain on investments ....................................     (1,671)        (49)     |   (2,264)
    Write off of affiliate's common stock ...........................      1,672        --        |     --
    Deferred income tax .............................................       (376)        215      |     (443)
    Amortization of goodwill ........................................        242          80      |     (299)
    Amortization of bond premium ....................................       --           273      |     (135)
    (Increase) Decrease deferred policy acquisition costs ...........       (204)        154      |      (59)
    (Increase) Decrease in accrued investment income ................       (168)       (165)     |      127
    (Increase) Decrease in reinsurance asset balances ...............     (2,290)       (735)     |      839
    (Increase) Decrease in other assets .............................     (2,669)     (1,479)     |     (169)
    Increase in unpaid claims .......................................      6,024       3,010      |    1,874
    Increase (Decrease) in unearned premiums ........................      1,728        (679)     |      344
    (Increase) Decrease in reinsurance premiums payable .............       (500)       --        |    1,503
    (Increase) Decrease in funds held under reinsurance treaties ....       (128)        966      |   (2,206)
    Decrease (Increase) in income taxes payable - current ...........        105         110      |      736
    Increase (Decrease) in accounts payable .........................       (781)        734      |      120
    Decrease in restricted cash .....................................       --          --        |    2,601
    Decrease (Increase) in other - net ..............................        571        (890)     |   (1,849)
                                                                        --------    --------      | --------
         Net cash provided by operating activities ..................      3,949       1,353      |    3,485
                                                                        --------    --------      | --------
CASH FLOWS FROM INVESTING ACTIVITIES:                                                             |
   Proceeds from sales and maturities of fixed maturities ...........     26,470      10,467      |   35,808
   Proceeds from sale of equity securities ..........................      5,293         925      |    8,579
   Fixed maturities acquired ........................................    (40,916)    (27,905)     |  (15,380)
   Equity securities acquired .......................................       --          --        |   (1,016)
   Short-term investments - net .....................................      8,612      17,687      |  (21,101)
   Investment in affiliate ..........................................       --        (2,500)     |     --
                                                                        --------    --------      | --------
         Net cash provided by (used in) investing activities ........       (541)     (1,326)     |    6,890
                                                                        --------    --------      | --------
CASH FLOWS FROM FINANCING ACTIVITIES:                                                             |
   Dividend related to acquisition ..................................       --       (10,000)     |     --
   Dividends ........................................................     (3,250)       --        |     (481)
   Other ............................................................       --          --        |       68
                                                                        --------    --------      | --------
         Net cash used in financing activities ......................     (3,250)    (10,000)     |     (413)
                                                                        --------    --------      | --------
                                                                                                  |
NET INCREASE (DECREASE) IN CASH AND                                                               |
         CASH EQUIVALENTS ...........................................        158      (9,973)     |    9,962
                                                                                                  |
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ....................      3,772      13,745      |    3,783
                                                                        --------    --------      | --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..........................   $  3,930    $  3,772      | $ 13,745
                                                                        --------    --------      | --------
SUPPLEMENTAL CASH FLOW INFORMATION:                                                               |
Cash paid (received) for federal income taxes .......................   $  2,090    $   (520)     | $  1,000
                                                                        ========    ========      | ========

See notes to combined financial statements.

            THE FIRST REINSURANCE COMPANY OF HARTFORD AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   ACQUISITIONS, MERGERS, AND RECENT DEVELOPMENTS

     Basis of Presentation - The accompanying Combined financial statements include the accounts of The First Reinsurance Company of Hartford ("First Re"), Oakley Underwriting Agency, Inc., and F/I Insurance Agency Inc. all wholly owned subsidiaries of Dearborn Risk Management Inc. ("DRM"). All significant intercompany balances and transactions have been eliminated.

     Financial Institutions Insurance Group, Ltd. Acquisition - Pursuant to the terms of an Agreement dated April 12, 1996, Castle Harlan Partners II, L.P. ("CHP II"), a private investment partnership, acquired Financial Institutions Insurance Group, Ltd. ("FIIG"), the parent of First Re, on September 6, 1996 for a purchase price of $51.3 million plus expenses. Subsequent to the FIIG acquisition, the name was changed to Oakley Insurance Group, Inc. ("Oakley").

     The FIIG acquisition was accounted for under the purchase method of accounting in accordance with APB 16. The excess of the purchase price over the fair market value of the net assets acquired resulted in goodwill of approximately $6 million and was pushed down to First Re. Accordingly, the 1996 period, prior to the acquisition, is presented separately herein at First Re's historical basis of accounting.

     The Merger - On December 31, 1996, Homestead National Corporation ("HNC"), a subsidiary of CHPII, was merged with and into Oakley, with Oakley being the surviving corporation. Subsequent to the merger, the name was changed to DRM.

     Recent Developments - On July 13, 1998, The First Reinsurance Company of Hartford and Affiliates (the "Company") was sold to Gryphon Holdings Inc. for $31.9 million in cash and convertible preferred stock with a face value of $14.4 million.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Major Customers - Oakley Underwriting Agency, Inc. ("Oakley") produces business on behalf of Virginia Surety Company, Inc. ("VSC") which cedes a significant portion of this premium to First Re. Oakley also produces business on behalf of United National, which cedes a significant portion of this premium to First Re.

     Investments - Short-term investments, which have a maturity of one year or less from date of acquisition, are carried at market, which approximates cost. Equity securities are carried at market. The Company has designated its fixed maturity investments as available-for-sale. Fixed maturities are carried at their fair market values. Fair market value is determined based on quoted market prices.

     Realized gains or losses on the sale of investments are determined on the first-in, first-out basis and are credited or charged to income. They are presented in the statement of income as a separate component of total revenues. Unrealized appreciation or depreciation of equity securities and fixed maturities, net of deferred federal income tax, is credited or charged directly to stockholders' equity.

     Premium Revenue and Related Expenses - Premium revenue is recognized evenly over the terms of the policies. Unearned premiums represent the portion of premiums written applicable to the unexpired terms of policies in force.

     Deferred Policy Acquisition Costs - Acquisition costs, such as commissions, premium taxes and other costs that vary with the production of business are deferred and amortized over the terms of the policies. Deferred policy acquisition costs are reviewed annually to determine that they do not exceed recoverable amounts, after allowing for anticipated investment income.

     Unpaid Losses and Loss Adjustment Expenses - Losses and loss adjustment expenses represent the estimated ultimate net cost of all reported and unreported losses incurred during the year. The Company does not discount loss and loss adjustment expense reserves. The reserves for unpaid losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management believes that the reserves for losses and loss adjustment expenses are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known, such adjustments are included in current operations.

     Reinsurance - Reinsurance premiums, losses and loss adjustment expenses are accounted for on a basis consistent with that used in accounting for original policies issued and the terms of the reinsurance contracts. Liabilities for unpaid losses, loss adjustment expenses and unearned premiums are stated gross of ceded reinsurance recoverables.

     Income Taxes - The Company accounts for income taxes in accordance with Financial Accounting Standard No. 109 ("SFAS No. 109"), Accounting for Income Taxes. SFAS No. 109 prescribes an asset and liability approach for financial accounting and reporting for deferred income taxes, the objective of which is to recognize an asset or liability for the expected future tax effects attributable to the temporary differences between the tax and financial statement bases of assets and liabilities.

     Statement of Cash Flows - For the purpose of the statements of cash flows, the Company does not include short-term investments in cash and cash equivalents. Cash equivalents are generally comprised of money market funds.

     Goodwill - Goodwill, the excess of cost over fair market value of net assets acquired, is being amortized on a straight-line basis over 25 years. The Company evaluates the carrying value of goodwill from expected future cash flows and impairments are recognized in operating results if permanent diminution of value occurs.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements include reserves for losses and amounts due from reinsurers.

     New Pronouncements - In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in the financial statements and is effective for all financial statements for periods beginning after December 15, 1997. The Company has not decided how to display comprehensive income for future periods.

     Reclassification - To facilitate comparisons with the current year, certain amounts in the prior year have been reclassified.

3.   INVESTMENTS

     The components of net investment income for the year ended December 31, 1997, the period September 6, 1996 to December 31, 1996 and the period January 1, 1996 to September 5, 1996 were as follows:


                                       January 1,   September 6,    January 1,
                                           to           to             to
                                      December 31,  December 31,   September 5,
                                          1997         1996           1996
                                                  (In Thousands)

     Fixed Maturities                    $ 4,009      $   435       $ 1,748
     Equity securities                       155          604           270
     Short-term Investments                   13          282           909
     Cash and cash equivalents                62          253            --
                                         -------      -------       -------
     Gross investment income               4,239        1,574         2,927
     Investment expenses                     323         190            143
                                         -------      -------       -------
     Net Investment Income               $ 3,916      $ 1,384       $ 2,784
                                         =======      =======       =======


     Realized net investment gains for the year ended December 31, 1997, the period September 6, 1996 to December 31, 1996 and the period January 1, 1996 to September 5, 1996 were as follows:

                                       January 1,   September 6,    January 1,
                                           to           to             to
                                      December 31,  December 31,   September 5,
                                          1997         1996           1996
                                                  (In Thousands)
     Gross realized gains                $ 1,772      $   120         3,003
     Gross realized losses                  (101)         (71)         (739)
                                         -------      -------       -------
     Net realized investment gains       $ 1,671      $    49       $ 2,264
                                         =======      =======       =======

     Certain investments (principally fixed maturities) are held in trust accounts as required by various insurance regulatory authorities and according to the terms of various reinsurance treaties. The amortized cost of fixed maturities in trust accounts at December 31, 1997 and 1996 are as follows:

                                               1997            1996
                                                   (in Thousands)

     Insurance regulatory authorities        $ 2,555         $ 2,175
     Ceding reinsurers                        17,674          13,036
                                             -------         -------
                                             $20,229         $15,211
                                             =======         =======

     The cost basis and fair market values of investments at December 31, 1997 and 1996 are as follows:

                                                          Gross       Gross        Fair
                                             Amortized  Unrealized  Unrealized    Market
                                               Cost       Gains       Losses       Value
                                                             (In Thousands)

1997:
  U.S. Treasury securities ...............   $ 28,545   $    345    $    (16)    $28,874
  Debt securities issued by
    foreign governments ..................      1,053       --          --         1,053
  Municipal ..............................     13,293        260          (2)     13,551
  Corporate ..............................      1,571         23        --         1,594
  Asset backed ...........................      8,685        124         (17)      8,792
  Mortgage backed ........................     16,476         65          (6)     16,535
                                             --------   --------    --------    --------
Total fixed securities ...................   $ 69,623   $    817    $    (41)   $ 70,399
                                             ========   ========    ========    ========

                                                          Gross       Gross        Fair
                                             Amortized  Unrealized  Unrealized    Market
                                               Cost       Gains       Losses       Value
                                                             (In Thousands)
1996:
  U.S. Treasury securities ...............   $ 10,859   $     96    $    (47)   $ 10,908
  Debt securities issued by
    foreign governments ..................       --         --          --          --
  Municipal ..............................      6,492         19         (38)      6,473
  Corporate ..............................     13,905        132        (105)     13,932
  Asset backed ...........................      5,628          9        --         5,637
  Mortgage backed ........................     16,180         76         (66)     16,190
                                             --------   --------    --------    --------

Total fixed securities ...................     53,064        332        (256)     53,140

Short term investments ...................     11,403       --          --        11,403
                                             --------   --------    --------    --------

Equity securities ........................      5,201        353          (4)      5,550
                                             --------   --------    --------    --------

                                             $ 69,668   $    685    $   (260)   $ 70,093
                                             ========   ========    ========    ========

     The amortized cost and estimated fair value of fixed maturities at December 31, 1997 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     Amortized  Estimated
                                                        Cost    Fair Value
                                                         (In Thousands)

Due in one year or less ...........................   $ 2,503    $ 2,503
Due after one year through five years .............    22,251     22,575
Due after five years through ten years ............    11,251     11,464
Due after ten years ...............................     8,457      8,530
Asset backed securities ...........................     8,685      8,792
Mortgage backed securities ........................    16,476     16,535
                                                      -------    -------
                                                      $69,623    $70,399
                                                      =======    =======

4.   LOSSES AND LOSS ADJUSTMENT EXPENSE RESERVES

     The following table presents an analysis of reserves, reconciling the beginning and ending reserve balances for the year ended December 31, 1997, the period from September 6, 1996 to December 31, 1996 and the period from January 1, 1996 to September 5, 1996:

                                                         January 1,    September 6,   January 1,
                                                             to            to            to
                                                         December 31,  December 31,  September 5,
                                                            1997          1996          1996
                                                                     (In Thousands)

Gross reserves at beginning of period .................   $ 37,339      $ 34,330      $ 32,456

Reinsurance recoverable on unpaid losses and
  loss adjustment expenses at beginning of period .....      4,330         3,443         4,181
                                                          --------      --------      --------
Net reserves at beginning of period ...................     33,009        30,887        28,275

Provision for losses and loss adjustment expenses for
  claims occurring in:
    Current period ....................................     12,957         3,912         8,778
    Prior period ......................................     (4,489)         --          (4,112)
                                                          --------      --------      --------
Total provision for losses and loss adjustment expenses      8,468         3,912         4,666

Loss and loss adjustment expense payments for
  claims occurring during:
    Current period ....................................      1,057           537          --
    Prior period ......................................      3,423         1,253         2,054
                                                          --------      --------      --------
Total loss and loss adjustment expense payments .......      4,480         1,790         2,054

Net reserves at end of period .........................     36,997        33,009        30,887

Reinsurance recoverable on unpaid losses and
  loss adjustment expenses at end of period ...........      6,366         4,330         3,443
                                                          --------      --------      --------
Gross reserves at end of period .......................   $ 43,363      $ 37,339      $ 34,330
                                                          ========      ========      ========

     The 1997 and 1996 favorable loss development is primarily related to the decrease in the estimated unpaid losses and loss adjustment expenses, net of reinsurance, principally from reserve reductions for various discontinued underwriting programs.

5.   FEDERAL INCOME TAX

     The taxable income or loss of the Company and affiliates is included in the consolidated federal income tax return filed by DRM. The Company has a tax sharing agreement which provides for an allocation of income tax expense or benefit to each subsidiary in an amount equivalent to the tax liability or recoverable, if any, of such subsidiary computed as if such subsidiary were a separate corporation, with benefit given for net losses utilized in consolidation.

     The provision (benefit) for income taxes is comprised of:

                                  January 1,    September 6,   January 1,
                                      to            to            to
                                 December 31,   December 31,  September 5,
                                     1997          1996          1996
                                              (In Thousands)

     Current                        $2,195        $(415)         $1,736
     Deferred                         (376)         215            (443)
                                    ------        -----          ------
     Total                          $1,819        $(200)         $1,293
                                    ======        =====          ======

     The provision (benefit) for federal income taxes gives effect to permanent differences between financial reporting and taxable income (loss). Accordingly, the effective income tax rate differs from the statutory federal corporate tax rate. The following table reconciles the federal statutory rate to the Company's effective rate on income (loss) before taxes for the year ended December 31, 1997, the period September 6, 1996 to December 31, 1996 and the period January 1, 1996 to September 5, 1996:


Pre-tax income (loss) ............................   $ 4,213   $ (392)  $ 4,058

Tax provision (benefit) computed at statutory rate     1,432     (133)    1,380
Write off of affiliates stock ....................       568      --        --
Deferred tax adjustment ..........................      (261)
Amortization of goodwill .........................       109       27      (102)
Other ............................................       (29)     (94)       15
                                                     -------   ------   -------
Provision (benefit) for income taxes .............   $ 1,819   $ (200)  $ 1,293
                                                     =======   ======   =======

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                               1997     1996
                                               (In Thousands)
Deferred tax assets:
  Property and casualty unpaid claims ....   $2,476   $2,354
  Unearned premiums ......................      509      439
  Allowance for doubtful accounts ........       85       83
  Other ..................................      311      311
                                             ------   ------
           Total .........................    3,381    3,187
                                             ------   ------
Deferred tax liabilities:
  Deferred policy acquisition costs ......      576      506
  Unrealized gains on investments ........      264      144
  Other ..................................      103      356
                                             ------   ------
           Total .........................      943    1,006
                                             ------   ------
Net deferred tax asset ...................   $2,438   $2,181
                                             ------   ------

6.   COMMITMENTS AND CONTINGENCIES

     Rent Expense - At December 31, 1997, future minimum office rental payments required under noncancellable operating leases were:

     Year Ended December 31:                    (In Thousands)
     1998                                           $ 118
     1999                                             123
     2000                                             117
                                                    -----
                                                    $ 358
                                                    =====

     Total rent and related expense for the Company was $134,295 and $199,030 for the years ended December 31, 1997, and 1996, respectively.

     On a month-to-month basis, the Company also leases space in Avon, Connecticut at an annual cost of approximately $40,000.

     Litigation - The Company is involved in various insurance-related claims and legal actions arising from the normal conduct of its business. The Company believes that the outcome of these proceedings will not have a material effect on the financial position or results of operations of the Company.

     Letters of Credit - The Company may be required to issue letters of credit to ceding insurers who file annual statements with certain states in which the Company is not licensed. As of December 31, 1997, and 1996, respectively, the Company had letters of credit outstanding of $417,000 and $200,000. Outstanding letters of credit were collateralized by investments with a market value of $417,000 and $200,000 at December 31, 1997, and 1996, respectively.

7.   REINSURANCE

     In the ordinary course of business, the Company reinsures certain portions of its insurance coverages under excess of loss and quota share reinsurance treaties in order to limit the amount of loss retention.

     The impact of reinsurance on premiums for the year ended December 31, 1997, the period September 6, 1996 to December 31, 1996 and the period January 1, 1996 to September 5, 1996 are as follows:


     January 1, 1997 to December 31, 1997
                                               Written     Earned
                                                 (In Thousands)

     Direct premiums ......................   $ 13,478    $ 11,344
     Premiums assumed .....................      7,536       9,263
     Premiums ceded .......................     (4,467)     (5,080)
                                              --------    --------
     Net premiums .........................   $ 16,547    $ 15,527
                                              ========    ========

     September 6, 1996 to December 31, 1996
                                               Written     Earned
                                                 (In Thousands)

     Direct premiums ......................   $  2,249    $  2,413
     Premiums assumed .....................      2,448       3,321
     Premiums ceded .......................       (702)       (869)
                                              --------    --------

     Net premiums .........................   $  3,995    $  4,865
                                              ========    ========

     January 1, 1996 to September 5, 1996
                                               Written     Earned
                                                 (In Thousands)

     Direct premiums ......................   $  5,228    $  4,603
     Premiums assumed .....................      7,671       7,943
     Premiums ceded .......................     (1,667)     (1,629)
                                              --------    --------
     Net premiums .........................   $ 11,232    $ 10,917
                                              ========    ========


     Ceded incurred losses and loss adjustment expenses incurred were $4,352,731, $468,312 and $1,344,216 for the year ended December 31, 1997, the period September 6, 1996 to December 31, 1996 and the period January 1, 1996 to September 5, 1996.

     First Re remains liable to their policyholders if their reinsurers are unable to meet their contractual obligations under the applicable reinsurance agreements. No single reinsurer has unsecured balances greater than 3% of statutory surplus.

8.   RELATED PARTY TRANSACTIONS

     Castle Harlan, Inc. was paid $750,000 and $312,500 in management fees for the year ended December 31, 1997, and the period September 6, 1996 to December 31, 1996, respectively.

     First Re Management Company, an affiliate, coordinates and manages the Company's insurance and day-to-day administrative operations. All payroll and administrative expenses are paid out of First Re Management Company and are billed to the Company.

     The Company wrote-off their $1,671,500 investment in Homestead Insurance Company, and affiliate, since Homestead Insurance Company elected to place itself in run-off, effective March 11, 1998.

9.   EMPLOYEE BENEFIT PLANS

     The Company has no employees. All employees are employed by First Re Management Company, an affiliate, which offers a 401(k)-retirement savings plan to all employees who are eligible to participate in the plan after completing six months of service. Participants may make contributions on a pretax basis of up 15% of annual compensation up to IRS limitations. The First Re Management Company matches 50% of the employee's contribution (up to 6%). The Company's allocated contributions were approximately $63,596 for 1997, approximately $14,310 for the period September 6, 1996 to December 31, 1996 and $25,290 for the period January 1, 1996 to September 5, 1996.

     The Company also contributed, by allocation, 6% of the amount of annual compensation to employees to the 401(k) plan in lieu of pension. The amount of that contribution was approximately $198,911 for 1997, approximately $30,695 for the period September 6, 1996 to December 31, 1996 and $53,021 for the period January 1, 1996 to September 5, 1996.

10.  STOCKHOLDERS' EQUITY AND DIVIDEND RESTRICTION

     First Re's statutory capital and surplus was approximately $31 million at December 31, 1997. Connecticut insurance laws restrict the amount of dividends that can be paid by First Re without prior regulatory approval. In general, the maximum amount of dividends that may be paid during a twelve-month period, without prior regulatory approval, is limited to the greater of 10% of statutory surplus, limited by unassigned surplus or 100% of net income, measured as of the preceding December 31. Dividends exceeding these limitations require regulatory approval. The maximum dividend that can be paid by First Re in 1998 under these provisions is approximately $4.3 million, however, as a result of the September 6, 1996 acquisition, approval is required for all dividends until September 6, 1998.

     Total dividends paid in 1997 and for the period January 1,1996 to September 5, 1996 were $3.25 million and $4 million, respectively. In connection with the FIIG acquisition, First Re paid an extraordinary dividend of $10 million.

7(b) Pro Forma Financial Information

     On July 13, 1998, Gryphon Holdings Inc. ("Gryphon") completed the acquisition from Dearborn Risk Management, Inc. ("Dearborn") of all of the issued and outstanding shares (the "Shares") of capital stock of The First Reinsurance Company of Hartford, Oakley Underwriting Agency, Inc., and F/I Insurance Agency, Incorporated (collectively, the "Acquired Businesses" operating as "First Re").

     The total estimated consideration for the acquisition consists of (i) $34,068,000 in cash including related direct costs, (ii) $12,507,000 estimated fair value of 15,440 shares of Series A 4.0% Cumulative Convertible Preferred Stock of Gryphon with a face amount of $15.4 million, is convertible into 688,077 shares of the Company's common stock, reflecting a conversion price of $22.44 per share and (iii) an earnout payment comprised of cash or Gryphon preferred stock to be based on the earnings of the Program Business for the 1998, 1999 and 2000 calendar years.

     Gryphon Holdings Inc. operates through its main subsidiary, Gryphon Insurance Group., as a specialty property and casualty underwriting organization. The Company's wholly owned insurance company subsidiaries are Associated International Insurance Company ("Associated") and Calvert Insurance Company ("Calvert"), which operate in the property and casualty insurance industry. Associated writes the majority of its property and casualty insurance policies in the State of California. Calvert writes property and casualty insurance policies throughout the United States and Canada.

     The following Pro Forma Financial Information is based on the historical financial statements of Gryphon Holdings Inc. and adjusted to give effect to the acquisition. The Pro Forma Consolidated Statement of Income for the year ended December 31, 1997 and the six months ended June 30, 1998, give effect to the acquisition as if it had occurred on January 1, 1997. The Pro Forma Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on June 30, 1998. In the opinion of management, the historical consolidated financial statements of Gryphon Holdings Inc. reflects all adjustments, which are of a normal recurring nature, to present fairly Gryphon's financial position and results of operations as of and for the twelve months ended December 31, 1997 and the six months ended June 30, 1998. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

     The acquisition was accounted for using the purchase method of accounting. The purchase price for the acquisition has been allocated to tangible and identifiable intangible assets and liabilities based upon management's preliminary estimates of their fair value with the excess of purchase price over fair value of assets acquired allocated to goodwill and amortized over 40 years. The allocation of the purchase price for the acquisition is subject to revision when additional information concerning asset and liability valuations are obtained. For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had the acquisition been consummated on the assumed effective date of the acquisition. The pro forma expenses include the recurring cost, which are directly attributable to the acquisition, such as interest expense, and amortization of goodwill.

     The Pro Forma Financial Information does not purport to represent what Gryphon's results of operations or financial position would actually have been had the acquisition in fact occurred on January 1, 1997 or to project the company's results of operations or financial position for or at any future period or date.

                             Gryphon Holdings Inc.
                     Pro Forma Consolidated Balance Sheet
                                  (Unaudited)
                                 June 30, 1998
                                 (in thousands)

                                                                                                    Pro Forma
                                                                                                    Adjusting
Assets                                                                    Gryphon (A)    First Re    Entries     Proforma
Investments:
   Fixed maturities, available for sale, at fair value ................   $ 300,082    $  70,578    $            $370,660
   Equity securities, available for sale, at fair value ...............         667         --                        667
Short-term investments, at cost, which approximates market ............         233        2,439                    2,672
                                                                          ---------    ---------    --------     --------
Total investments .....................................................     300,982       73,017        --        373,999
Cash and cash equivalents .............................................      18,990        3,335                   22,325
Accrued investment income .............................................       4,239        1,002                    5,241
Premiums receivable ...................................................      25,526        8,841                   34,367
Reinsurance recoverable on paid losses ................................      18,480          367                   18,847
Reinsurance recoverable on unpaid losses ..............................     164,086       10,435                  174,521
Prepaid reinsurance premiums ..........................................      21,615       11,086                   32,701
Deferred policy acquisition costs .....................................      11,700        1,636                   13,336
Deferred income taxes .................................................      13,737        3,113                   16,850
Income taxes receivable ...............................................       1,445            6                    1,451
Other assets ..........................................................       8,731        7,221       5,285(C)    21,237
                                                                          ---------    ---------    --------    ---------
Total assets ..........................................................   $ 589,531    $ 120,059    $  5,285    $ 714,875
                                                                          =========    =========    ========    =========
Liabilities and Stockholders' Equity
Policy liabilities:
   Unpaid losses and loss adjustment expenses .........................   $ 364,582    $  49,992    $           $ 414,574
   Unearned premiums ..................................................      69,942       18,878                   88,820
                                                                          ---------    ---------    --------    ---------
Total policy liabilities ..............................................     434,524       68,870                $ 503,394
Reinsurance balances payable ..........................................      27,157        6,444                   33,601
Income taxes payable ..................................................                                               --
Long-term debt ........................................................      19,375                   34,068(B)    53,443
Other liabilities .....................................................       9,998        3,455                   13,453
                                                                          ---------    ---------    --------    ---------
Total liabilities .....................................................     491,054       78,769      34,068      603,891
Commitments and contingencies
Stockholders' equity:
    Preferred stock ...................................................                               12,507 (B)   12,507
    Common stock ......................................................          81        3,511      (3,511)(D)       81
    Additional paid-in capital ........................................      30,581       37,657     (37,657)(D)   30,581
    Accumulated other comprehensive income, net of tax ................       3,503          122        (122)(D)    3,503
    Deferred compensation .............................................        (259)        --                       (259)
    Retained earnings .................................................      88,486         --                     88,486
    Treasury stock, at cost; shares 1998: 1,407,821 ...................     (23,915)        --                    (23,915)
                                                                          ---------    ---------    --------    ---------
Total stockholders' equity ............................................      98,477       41,290     (28,783)     110,984
                                                                          ---------    ---------    --------    ---------
Total liabilities and stockholders' equity ............................   $ 589,531    $ 120,059    $  5,285    $ 714,875
                                                                          =========    =========    ========    =========

(See accompanying Notes to Pro Forma Consolidated Financial Statements)

                             Gryphon Holdings Inc.
                   Pro Forma Consolidated Statement of Income
                                  (Unaudited)
                      For the Year Ended December 31, 1997
                     (in thousands, except per share data)

                                                                                   Adjustments
                                                                                     for the
                                                          Gryphon     First Re (A) Acquisition   Pro Forma
Revenues
Net premiums earned .................................   $ 104,246    $  15,527                   $ 119,773
Net investment income ...............................      17,061        3,916                      20,977
Realized gains on investments .......................       6,188        1,671                       7,859
Other income ........................................         979         --                           979
                                                        ---------    ---------    ---------      ---------
Total revenues ......................................     128,474       21,114           --        149,588
                                                        ---------    ---------    ---------      ---------
Expenses
Losses and loss adjustment expenses .................      71,015        8,468                      79,483
Underwriting, acquisition, and insurance expenses ...      45,089        8,433          264 (B)     53,786
Interest expense ....................................       1,607         --          2,601 (C)      4,208
                                                        ---------    ---------    ---------      ---------
Total expenses ......................................     117,711       16,901        2,865        137,477
                                                        ---------    ---------    ---------      ---------
Income (loss) before income taxes ...................      10,763        4,213       (2,865)        12,111
Provision for income taxes (benefit):
     Current ........................................       2,395        2,195        1,003 (D)      5,593
     Deferred .......................................        (426)        (376)                       (802)
                                                        ---------    ---------    ---------      ---------
Total income taxes ..................................       1,969        1,819        1,003          4,791
                                                        ---------    ---------    ---------      ---------
Net income (loss) before Accretion of preferred stock   $   8,794    $   2,394       (1,862)      $  9,326
Accretion of preferred stock ........................                                  (485)(E)   $   (485)
                                                        ---------    ---------    ---------      ---------
Net income (loss) attributable to common stockholders       8,794        2,394       (2,347)         8,841
Other comprehensive income, net of tax:
     Unrealized investment gains, net of
         reclassification adjustments ...............         259          231                         490
     Foreign currency translation adjustments .......        (127)                                    (127)
                                                        =========    =========    =========      =========
Comprehensive income (loss) .........................   $   8,926    $   2,625    $  (2,347)      $  9,204
                                                        =========    =========    =========      =========
Basic net earnings per share ........................   $    1.32                                 $   1.32
                                                        =========                                =========
Diluted net earnings per share ......................   $    1.32                                 $   1.27
                                                        =========                                =========
Basic comprehensive income per share ................   $    1.34                                 $   1.38
                                                        =========                                =========
Diluted comprehensive income per share ..............   $    1.34                                 $   1.32
                                                        =========                                =========
Weighted average shares outstanding .................       6,680                                    6,680
                                                        =========                                =========

(See accompanying Notes to Pro Forma Consolidated Financial Statements)

                             Gryphon Holdings Inc.
                   Pro Forma Consolidated Statement of Income
                                  (Unaudited)
                     For the Six Months Ended June 30, 1998
                     (in thousands, except per share data)

                                                                                Adjustments
                                                                                  for the
                                                        Gryphon    First Re(A)  Acquisition   Pro Forma
Revenues
Net premiums earned .................................. $ 44,431    $ 10,381                   $ 54,812
Net investment income ................................    8,402       2,392                     10,794
Realized gains on investments ........................    1,297         971                      2,268
Other income .........................................                                             --
                                                       --------    --------    --------       --------
Total revenues .......................................   54,130      13,744        --           67,874
                                                       --------    --------    --------       --------
Expenses
Losses and loss adjustment expenses ..................   42,721       6,629                     49,350
Underwriting, acquisition, and insurance expenses ....   22,176       6,293         132 (B)     28,601
Interest expense .....................................      690                   1,300 (C)      1,990
                                                       --------    --------    --------       --------
Total expenses .......................................   65,587      12,922       1,432         79,941
                                                       --------    --------    --------       --------
Income (loss) before income taxes ....................  (11,457)        822      (1,432)       (12,067)
Provision for income taxes (benefit): ................     --
     Current .........................................   (1,712)      1,072        (501)(D)     (1,141)
     Deferred ........................................   (3,166)       (474)                    (3,640)
                                                       --------    --------    --------       --------
Total income taxes ...................................   (4,878)        598        (501)        (4,781)
                                                       --------    --------    --------       --------
Net income (loss) before Accretion of preferred stock  $ (6,579)   $    224    $   (931)      $ (7,286)
Accretion of preferred stock .........................                             (254)(E)       (254)
                                                       --------    --------    --------       --------
Net income (loss) attributable to common stockholders    (6,579)        224      (1,185)        (7,540)
Other comprehensive income, net of tax:
     Unrealized investment gains (losses), net of
         reclassification adjustments ................       (7)       (390)                      (397)
     Foreign currency translation adjustments ........      (75)                                   (75)
                                                       --------    --------    --------       --------
Comprehensive income (loss) .......................... $ (6,661)   $   (166)   $ (1,185)      $ (8,012)
                                                       ========    ========    ========       ========
Basic net earnings (loss) per share .................. $  (0.98)                              $  (1.12)
                                                       ========                               ========
Diluted net earnings (loss) per share ................ $  (0.98)                              $  (1.12)
                                                       ========                               ========
Basic comprehensive income (loss) per share .......... $  (0.99)                              $  (1.19)
                                                       ========                               ========
Diluted comprehensive income (loss) per share ........ $  (0.99)                              $  (1.19)
                                                       ========                               ========
Weighted average shares outstanding ..................    6,718                                  6,718
                                                       ========                               ========
(See accompanying Notes to Pro Forma Consolidated Financial Statements)

Notes to Pro Forma Consolidated Financial Statements

Pro Forma Consolidated Balance Sheets:

(A)  First Re Balance Sheet as of June 30, 1998

(B) To record debt incurred to finance $34,068,000 of the purchase price including related direct costs and to record the fair value $12,507,000 of the Convertible Preferred Stock issued for the acquisition

(C) To record Goodwill of $10,882,000 and reverse the Goodwill on First Re's historical financial statements of $5,597,000

(D)  To eliminate equity of First Re

Pro Forma Statements of Income:

(A) Reflects the results of operations of First Re for the year ended December 31, 1997; and for the six months ended June 30, 1998

(B) To record the amortization of Goodwill related to the acquisition for the year ended December 31, 1997 - $264,000; and for the six months ended June 30, 1998 - $132,000

(C) To record the interest expense related to the debt incurred to finance the acquisition

(D)  To record tax effect of the pro forma adjustments

(E) To record the accretion of preferred stock of $485,000 for the year ended December 31, 1997; and $254,000 for the six months ended June 30, 1998

Contingent Arrangements

As part of the Stock Purchase Agreement the final determination of the purchase price is subject to adjustment due to contingencies. The contingencies include final determination and agreement as to the closing balance sheet amounts.

In addition, the seller may earn additional consideration over the next three years at an amount equal to a multiple of net underwriting income, net of tax, on certain program business renewed. Since any amounts that may become due to the seller under this agreement are entirely contingent upon future performance, no amount has been included in the pro forma financial statements.

Preferred Stock

Consideration paid for the acquisition includes cash and Series A cumulative 4% convertible preferred shares. The preferred stock has been recorded in the pro forma financial statements at its fair value. The 4% dividend is not due and payable for 4 1/2 years, however, for financial statement purposes preferred dividends are accreted for during this period as a reduction to retained earnings and an increase to preferred stock. Basic EPS has been reduced by this in substance preferred stock dividend.

                                 Exhibit Index


Exhibit
Number                           Description                            Page
------                           -----------                            ----
99.1        Press Release, dated July 14, 1998, issued by Gryphon       31 - 32
            Holdings Inc.

                                 PRESS RELEASE

             GRYPHON HOLDINGS REPORTS CONSUMMATION OF ACQUISITION;
        RESERVE STRENGTHENING AND RESTRUCTURING CHARGE TO BE INCLUDED IN
                             SECOND QUARTER RESULTS

New York, New York, July 14, 1998 -- Gryphon Holdings Inc. announced today that it has closed its previously announced acquisition of The First Reinsurance Company of Hartford and its affiliate, Oakley Underwriting Agency (collectively "Oakley/First Re") from Dearborn Risk Management, Inc. ("Dearborn") for a combination of cash and preferred stock valued at $43.6 million, plus certain other performance-driven contingent consideration.

The purchase consideration of $43.6 million consists of $31.9 million of cash and $11.7 fair value of a new issue of Gryphon perpetual convertible preferred stock. The preferred stock, which will have a face amount of $14.4 million, will be convertible into 643,672 shares of Gryphon common stock, reflecting a conversion price of $22.44 per share. No cash dividends will be paid or owed during the first four and one-half years; a cash dividend at the rate of 4.0% of the face amount will be paid thereafter. Gryphon has borrowed $55.0 million from a group of banks to finance the cash portion of the purchase price and repay previously existing bank debt.

Oakley/First Re, which is based in Chicago, is a specialty insurer of professional liability risks. It provides Directors & Officers and Errors & Omissions coverages for corporations, professional firms, not-for-profit institutions, and public entities. John A. Dore, President of Oakley/First Re, will retain that position and become Executive Vice President of Gryphon and Vice Chairman of Gryphon's main operating unit, Gryphon Insurance Group ("GIG"). Mr. Dore will also be elected to Gryphon's Board of Directors, as will John K. Castle, Chairman of Castle Harlan, Inc., which manages a limited partnership, that is the majority shareholder of Dearborn.

In making the announcement, Stephen A. Crane, President & Chief Executive Officer of Gryphon, stated, "We are thrilled to consummate this transaction, which fits perfectly with our strategy of developing expertise in highly focused niches within the specialty property and casualty insurance business. John Dore and his team are accomplished professionals and will add significantly to our strength and depth."

The Company reiterated its expectation that the transaction will add substantially to Gryphon's earnings per share.

Gryphon also reported today on the results of a formal review of operations and reserves that it had conducted during the second quarter of 1998. The Company indicated that second quarter results, which will be released early in August, will include a pre-tax charge of approximately $10.6 million pertaining to prior-year reserve strengthening. The Company also reported that it will incur a restructuring charge of $750,000 in its second-quarter results in connection with a staff reduction effected during the quarter.

The reserve strengthening followed a thorough and rigorous review that was occasioned by the installation of a new senior operating management team in GIG. GIG appointed new CEOs in each of its two profit centers earlier this year, as well as a new Senior Vice President -- Claims. These individuals were encouraged to identify reserving issues pertaining to previous years in an effort to relieve future reporting periods from the burden of past losses.

The reserve strengthening of $10.6 million before taxes includes case reserves as well as reserves for incurred but not reported losses for various lines of business, including pre-1985 casualty coverages with environmental impairment and asbestos-related exposures, nursing home liability, commercial automobile, artisan contractors, and liquor liability in two states. Almost all of this business had been previously discontinued.

The restructuring charge of $750,000 before taxes relates to the elimination of 16 positions during the second quarter, as well as the related write-off of future office lease obligations on certain space that is no longer necessary. The Company reported that it was able to streamline the organization as a result of the acquisition of Oakley/First Re, and also because of the installation of a new computer system. The Company estimated that the actions taken will reduce annualized expenses by approximately $1.3 million.

Mr. Crane added, "It is important for Gryphon and its shareholders that we start life together with Oakley/First Re without the burden of past problems. Although in our business one can never speak with total certainty regarding the adequacy of reserves to cover future claims, we believe we have addressed a substantial majority of reserving issues. Now that we have closed the Oakley/First Re transaction, we hope to report consolidated results that are unencumbered by prior-year adverse development," Mr. Crane concluded.

Gryphon Holdings operates through its main subsidiary, Gryphon Insurance Group, as a specialty property and casualty underwriting organization. The Company's wholly owned insurance company subsidiaries are Associated International Insurance Company, Calvert Insurance Company, and The First Reinsurance Company of Hartford.

Forward-Looking Information: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of Gryphon may include forward-looking statements which reflect Gryphon's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by Gryphon with the Securities and Exchange Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to government and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process, and the competitive environment in which Gryphon operates. The words "believe", "expect", "anticipate", "project", "plan", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Gryphon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.